Exhibit 32.1
WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
     The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed by Stanley-Martin Communities, LLC with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 13, 2006	By:	/s/ Steven B. Alloy
Steven B. Alloy
Chief Executive Officer

Date: November 13, 2006	By:	/s/ Michael I. Roman
Michael I. Roman Chief Financial Officer and Principal Accounting Officer